Exhibit 99.1
PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Stephen Trowbridge, SVP General Counsel and Interim CFO
(518) 795-1408
AngioDynamics Reports Fiscal 2020 Second Quarter Financial Results
Fiscal 2020 Second Quarter Highlights
•	Net sales of $70.0 million, flat compared to the prior-year quarter
•	Gross margin increased 140 basis points year over year to 59.3%
•	GAAP loss per share of $0.07; adjusted earnings per share of $0.06
•	Announces the acquisition of C3 Wave PICC tip location system subsequent to quarter end

Latham, New York, January 7, 2020 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the second quarter of fiscal year 2020, which ended November 30, 2019.

“Sales growth of 2.5%, ex-Asclera, exhibited continued momentum during the quarter, and I am pleased with the resulting gross margin expansion and profitability,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We are making excellent progress on the integration of Eximo Medical and are currently building out a dedicated commercial organization to support a product launch in the second half of our fiscal year 2020. I’m also excited to announce the acquisition of the C3 Wave tip location product, which will fill a technology gap in our portfolio and enable broader market adoption of our innovative BioFlo PICCs. Looking ahead, strong growth in sales of our AngioVac and NanoKnife products during the quarter should position us well to achieve our full-year guidance and drive growth across our portfolio.”

Second Quarter 2020 Financial Results

Net sales for the second quarter of fiscal 2020, which now include the fiscal year 2019 acquisitions of BioSentry and RadiaDyne as organic revenue, were $70.0 million, flat compared to the prior-year quarter. Excluding the impact of Asclera sales, which were discontinued during fiscal year 2019, net sales grew 2.5% year over year. Foreign currency translation did not have a significant impact on the Company’s sales in the quarter.

•         Oncology net sales were $16.1 million, an increase of 5.1% from $15.3 million a year ago, led by higher sales of NanoKnife and the Alatus and IsoLoc balloon products.

•         Vascular Interventions and Therapies (“VIT”) net sales were $31.2 million, an increase of 0.6%, compared to $31.0 million a year ago. Excluding last year’s Asclera sales of $1.7 million in the second quarter, VIT grew 6.5%, driven by growth in sales of the Company’s AngioVac and core VIT products.

•         Vascular Access net sales were $22.8 million, a decrease of 4.0% from $23.7 million a year ago, due primarily to lower sales of Ports and PICCs.

Excluding Asclera, U.S. net sales in the second quarter of fiscal 2020 were $55.6 million, an increase of 1.8% from $54.6 million a year ago, and International net sales were $14.4 million, an increase of 5.6% from $13.7 million a year ago.

Gross margin for the second quarter of fiscal 2020 was 59.3%, an increase of 140 basis points compared to the second quarter of fiscal 2019, driven primarily by productivity and supply chain improvements as well as positive product mix.

The Company recorded a net loss from continuing operations of $2.7 million, or a loss of $0.07 per share, in the second quarter of fiscal 2020. This compares to a net loss from continuing operations of approximately $3.6 million, or a loss of $0.10 per share, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the second quarter of fiscal 2020 was $2.2 million, or $0.06 per share, compared to adjusted net income of $2.9 million, or $0.07 per share, in the second quarter of fiscal 2019.

Adjusted EBITDA in the second quarter of fiscal 2020, excluding the items shown in the reconciliation table below, was $6.4 million, compared to $9.0 million in the second quarter of fiscal 2019.

In the second quarter of fiscal 2020, the Company used $5.9 million in operating cash and had capital expenditures of $2.6 million. As of November 30, 2019, the Company had $41.2 million in cash and cash equivalents and no debt outstanding.

Six Months Financial Results

For the six months ended November 30, 2019:

•
Net sales were $136.0 million, an increase of 1.6%, compared to $133.9 million for the same period a year ago. Excluding the impact of Asclera, sales of which were discontinued during fiscal year 2019, net sales grew 4.0% year over year.

•
The Company's net loss from continuing operations was $4.0 million, or a loss of $0.11 per share, compared to a net loss from continuing operations of $9.3 million, or a loss of $0.25 per share, a year ago.

•	Gross margin improved 150 basis points to 58.6% from 57.1% a year ago.

•
Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income was $5.3 million, or $0.14 per share, compared to adjusted net income of $3.6 million, or $0.09 per share, a year ago.

•	Adjusted EBITDA, excluding the items shown in the reconciliation table below, was $13.7 million, compared to $14.4 million for the same period a year ago.

C3 Wave PICC Tip Location Acquisition

Today, the Company announces the acquisition of the C3 Wave PICC tip location system from Medical Components Inc. This innovative, wireless, app-based ECG system eliminates the need for a confirmatory chest x-ray of PICC tip placement, allowing greater patient access to the Company’s proprietary BioFlo PICCs. The C3 Wave PICC tip location system has received FDA 510k, CE, Health Canada, and other international approvals.

Fiscal Year 2020 Financial Guidance

The Company reiterates its fiscal year 2020 guidance, which includes investments related to the full-market launch of the products acquired from Eximo anticipated in the second half of the fiscal year.

Specifically, the Company continues to expect net sales in the range of $280 to $286 million and gross margin in the range of 58% to 59%. Adjusted earnings per share is expected in the range of $0.10 to $0.15.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its fiscal 2020 second quarter results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13697417.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Tuesday, January 7, 2020, until 11:59 p.m. ET on Tuesday, January 14, 2020. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13697417.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDA, adjusted net income, adjusted earnings per share, free cash flow and net sales excluding Asclera. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Net sales	$70,003	$69,985	$136,045	$133,928
Cost of sales (exclusive of intangible amortization)	28,459	29,433	56,284	57,423
Gross profit	41,544	40,552	79,761	76,505
% of net sales	59.3%	57.9%	58.6%	57.1%

Operating expenses
Research and development	7,764	7,076	14,055	14,450
Sales and marketing	20,113	19,263	39,493	37,669
General and administrative	10,994	9,262	19,448	17,697
Amortization of intangibles	4,530	4,506	8,398	7,939
Change in fair value of contingent consideration	145	244	(303)	256
Acquisition, restructuring and other items, net	1,421	2,728	2,921	7,150
Total operating expenses	44,967	43,079	84,012	85,161
Operating income	(3,423)	(2,527)	(4,251)	(8,656)
Interest expense, net	(41)	(1,330)	(506)	(2,247)
Other income, net	162	80	64	194
Total other (expense), net	121	(1,250)	(442)	(2,053)
Loss from continuing operations before income taxes	(3,302)	(3,777)	(4,693)	(10,709)
Income tax benefit	(566)	(190)	(682)	(1,418)
Net loss from continuing operations	(2,736)	(3,587)	(4,011)	(9,291)
Net income from discontinued operations	—	5,727	—	10,962
Net income (loss)	$(2,736)	$2,140	$(4,011)	$1,671

Loss per share - continuing operations
Basic	$(0.07)	$(0.10)	$(0.11)	$(0.25)
Diluted	$(0.07)	$(0.10)	$(0.11)	$(0.25)
Income per share - discontinued operations
Basic	$—	$0.15	$—	$0.29
Diluted	$—	$0.15	$—	$0.29
Income (loss) per share
Basic	$(0.07)	$0.06	$(0.11)	$0.04
Diluted	$(0.07)	$0.06	$(0.11)	$0.04

Weighted average shares outstanding
Basic	37,992	37,500	37,887	37,411
Diluted	37,992	37,500	37,887	37,411

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Net loss from continuing operations	$(2,736)	$(3,587)	$(4,011)	$(9,291)

Amortization of intangibles	4,530	4,506	8,398	7,939
Change in fair value of contingent consideration	145	244	(303)	256
Acquisition, restructuring and other items, net (1)	1,421	2,728	2,921	7,150
Write-off of deferred financing fees (2)	—	—	593	—
Tax effect of non-GAAP items (3)	(1,209)	(1,041)	(2,273)	(2,484)
Adjusted net income	$2,151	$2,850	$5,325	$3,570

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Diluted loss per share	$(0.07)	$(0.10)	$(0.11)	$(0.25)

Amortization of intangibles	0.12	0.12	0.22	0.21
Change in fair value of contingent consideration	—	0.01	(0.01)	0.01
Acquisition, restructuring and other items, net (1)	0.04	0.07	0.08	0.19
Write-off of deferred financing fees (2)	—	—	0.02	—
Tax effect of non-GAAP items (3)	(0.04)	(0.03)	(0.06)	(0.07)
Adjusted diluted earnings per share	$0.06	$0.07	$0.14	$0.09

Adjusted diluted sharecount	38,092	38,117	38,120	38,131

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2) Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.
(3)  Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for November 30, 2019 and 2018.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income Adjusted EBITDA:

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Net loss from continuing operations	$(2,736)	$(3,587)	$(4,011)	$(9,291)

Income tax expense (benefit)	(566)	(190)	(682)	(1,418)
Interest expense, net	41	1,330	506	2,247
Depreciation and amortization	5,863	5,890	11,033	10,698
Change in fair value of contingent consideration	145	244	(303)	256
Stock based compensation	2,242	2,583	4,226	4,726
Acquisition, restructuring and other items, net (1)	1,421	2,728	2,921	7,150
Adjusted EBITDA	$6,410	$8,998	$13,690	$14,368

Per diluted share:
Adjusted EBITDA	$0.17	$0.24	$0.36	$0.38

(1) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)
	Three months ended					Six months ended
	Nov 30, 2019	Nov 30, 2018	% Growth	Currency Impact	Constant Currency Growth	Nov 30, 2019	Nov 30, 2018	% Growth	Currency Impact	Constant Currency Growth

Net Sales by Product Category
Vascular Interventions & Therapies	$31,150	$30,976	0.6%			$60,063	$59,573	0.8%
Vascular Access	22,784	23,723	(4.0)%			45,943	47,513	(3.3)%
Oncology	16,069	15,286	5.1%			30,039	26,842	11.9%
	$70,003	$69,985	0.0%	0.0%	0.2%	$136,045	$133,928	1.6%	0.0%	1.8%
	—	—

Net Sales by Geography
United States	$55,555	$56,300	(1.3)%	0.0%	(1.3)%	$108,492	$107,796	0.6%	0.0%	0.6%
International	14,448	13,685	5.6%	1.0%	6.6%	27,553	26,132	5.4%	2.0%	6.5%
	$70,003	$69,985	0.0%	0.0%	0.2%	$136,045	$133,928	1.6%	0.0%	1.8%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 30, 2019	May 31, 2019
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$41,247	$227,641
Total cash and investments	41,247	227,641

Accounts receivable, net	33,994	43,577
Inventories	50,239	40,071
Prepaid expenses and other	6,496	4,003
Total current assets	131,976	315,292

Property, plant and equipment, net	27,508	24,258
Other assets	8,976	3,835
Intangible assets, net	196,325	145,387
Goodwill	360,094	347,666
Total assets	$724,879	$836,438
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,968	$22,829
Accrued liabilities	28,478	38,338
Current portion of long-term debt	—	7,500
Current portion of contingent consideration	889	4,635
Other current liabilities	9,670	—
Total current liabilities	57,005	73,302

Long-term debt, net of current portion	—	124,407
Deferred income taxes	24,586	14,542
Contingent consideration, net of current portion	25,986	8,851
Other long-term liabilities	3,492	521
Total liabilities	111,069	221,623

Stockholders' equity	613,810	614,815
Total Liabilities and Stockholders' Equity	$724,879	$836,438

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
Cash flows from operating activities:	(unaudited)		(unaudited)
Net income (loss) from continuing operations	$(2,736)	$2,140	$(4,011)	$1,671
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,903	6,692	11,110	12,291
Non-cash lease expense	904	—	904	—
Stock based compensation	2,242	2,591	4,226	4,741
Change in fair value of contingent consideration	145	244	(303)	256
Deferred income taxes	(559)	505	(734)	495
Change in accounts receivable allowances	652	153	199	(75)
Fixed and intangible asset impairments and disposals	270	12	369	12
Write-off of other assets	—	—	593	—
Other	(19)	(42)	(27)	(17)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,010)	(2,506)	9,464	(3,068)
Inventories	(4,856)	(194)	(10,009)	(955)
Prepaid expenses and other	(2,798)	17	(3,544)	(1,183)
Accounts payable, accrued and other liabilities	8,799	3,347	(8,834)	(10,082)
Net cash provided by (used in) operating activities	5,937	12,959	(597)	4,086
Cash flows from investing activities:
Additions to property, plant and equipment	(2,623)	(734)	(4,014)	(1,416)
Acquisition of intangibles	(200)	—	(350)	—
Cash paid in acquisition	(45,760)	(47,920)	(45,760)	(84,920)
Net cash used in investing activities	(48,583)	(48,654)	(50,124)	(86,336)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	55,000	—	55,000
Repayment of long-term debt	—	(1,250)	(132,500)	(2,500)
Deferred financing costs on long-term debt	—	—	(741)	—
Payment of contingent consideration previously established in purchase accounting	—	—	(1,208)	(2,100)
Proceeds (outlays) from exercise of stock options and employee stock purchase plan	—	149	(1,300)	854
Net cash provided by (used in) financing activities	—	53,899	(135,749)	51,254
Effect of exchange rate changes on cash and cash equivalents	244	(146)	76	(280)
Decrease in cash and cash equivalents	(42,402)	18,058	(186,394)	(31,276)
Cash and cash equivalents at beginning of period	83,649	24,762	227,641	74,096
Cash and cash equivalents at end of period	$41,247	$42,820	$41,247	$42,820

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:
	Three months ended		Six months ended
	November 30,	November 30,	November 30,	November 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)

Net cash provided by (used in) operating activities	$5,937	$12,959	$(597)	$4,086
Additions to property, plant and equipment	(2,623)	(734)	(4,014)	(1,416)
Free Cash Flow	$3,314	$12,225	$(4,611)	$2,670